Exhibit 10.12

FORM OF

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

ENOGEX LLC

i

ii

		Page
12.4	Amendment or Restatement	23

12.5	Binding Effect	23

12.6	Governing Law; Severability	23

12.7	Further Assurances	24

12.8	Offset	24

12.9	Counterparts	24

12.10	Headings	24

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
ENOGEX LLC

a Delaware limited liability company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ENOGEX LLC, dated and effective as of [                  ], 2008 is entered into by and between ENOGEX OPERATING LLC, a Delaware limited liability company (“Enogex Operating”), and OGE ENOGEX HOLDINGS LLC, a Delaware limited liability company (“OGE Enogex Holdings”).  Enogex Operating and OGE Enogex Holdings are sometimes hereinafter referred to collectively as the “Members” and individually as a “Member.”

RECITALS

A.            OGE Energy Corp., an Oklahoma corporation (“OGE Energy”), is the sole member of OGE Enogex Holdings.

B.            OGE Enogex Holdings is the sole member of OGE Enogex GP LLC, a Delaware limited liability company (“OGE Enogex GP”), and a limited partner of OGE Enogex Partners L.P., a Delaware limited partnership (“OGE Enogex Partners”).

C.            OGE Enogex GP is the general partner of OGE Enogex Partners.

D.            OGE Enogex Partners is the sole member of Enogex Operating.

E.             The Company was originally formed as Navigator Newco Inc., a Delaware corporation (“Enogex Delaware Predecessor”), on November 21, 2007 by the filing of a Certificate of Incorporation with the Secretary of State of the State of Delaware.

F.             Pursuant to the Agreement and Plan of Merger, effective April 1, 2008, Enogex Inc., an Oklahoma corporation (“Enogex Oklahoma Predecessor”), merged with and into Enogex Delaware Predecessor, with Enogex Delaware Predecessor continuing as the surviving entity.

G.            Enogex Delaware Predecessor was converted into Enogex LLC, a Delaware limited liability company, pursuant to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq. (as from time to time amended and including any successor statute, the “Act”) immediately after the merger of Enogex Oklahoma Predecessor into Enogex Delaware Predecessor on April, 2008 by the filing of a Certificate of Conversion and Certificate of Formation of Enogex LLC (the “Certificates”) with the Secretary of State of the State of Delaware and the execution of the Existing Agreement (as defined below).

H.            The Limited Liability Company Agreement of the Company (the “Existing Agreement”) was executed effective April 1, 2008 by OGE Energy, as sole member of the Company.

I.              Prior to [                  ], 2008, OGE held all of the limited liability company interest in the Company.

J.             On [                        ], 2008, Enogex Operating and OGE Enogex Holdings entered into that certain Contribution, Conveyance and Assumption Agreement by and among OGE Energy, OGE Enogex Holdings, OGE Enogex GP, Enogex Operating, OGE Enogex Partners and the Company whereby OGE Energy contributed approximately twenty-five (25) percent of its limited liability company interest in the Company to Enogex Operating and approximately seventy-five (75) percent of its limited liability company interest in the Company to OGE Enogex Holdings upon the terms and in exchange for the consideration set forth therein.

J.             The Members deem it advisable to amend and restate the Existing Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:

ARTICLE 1.  DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following terms have the following meanings:

“Act” shall have the meaning set forth in the recitals above.

“Affiliate” means, with respect to a Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question and any officer, director or manager of any such Person that is not an individual. “Control” means the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement as originally executed and as it may be amended or restated from time to time.

“Allocation Regulations” means Treas. Reg. §§ 1.704-1(b), 1.704-2 and 1.704-3 (including any temporary regulations) as such regulations may be amended and in effect from time to time and any corresponding provision of succeeding regulations.

“Bankruptcy” or “Bankrupt” means with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) 120 Days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 Days have passed after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties, if the appointment is not vacated or stayed, or 90 Days have passed after the date of expiration of any such stay, if the appointment has not been vacated.  With respect to a Member, the foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Business Day” means any day, other than Saturday, Sunday or a day national banks are authorized or required to be closed in Oklahoma City, Oklahoma.

“Capital Contributions” means, in respect of any Member, the contributions made, or deemed to have been made by or on behalf of such Member, to the Company pursuant to this Agreement.

“Carrying Value” means (a) with respect to property contributed to the Company, the fair market value of such property at the time of contribution reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Members’ capital accounts, (b) with respect to any property whose value is adjusted pursuant to the Allocation Regulations, the adjusted value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Member’s capital accounts and (c) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.

“Certificates” shall have the meaning set forth in the recitals above.

“Class A Member” means Enogex Operating and any Person who is admitted as an additional or a substitute Class A Member pursuant to the terms of this Agreement, in its capacity as a member of the Company.

“Class A Membership Interests” means Membership Interests owned by Class A Members.

“Class B Member” means OGE Enogex Holdings and any Person who is admitted as an additional or a substitute Class B Member pursuant to the terms of this Agreement, in its capacity as a member of the Company.

“Class B Membership Interests” means Membership Interests owned by Class B Members.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Enogex LLC, a Delaware limited liability company.

“Conflicts Committee” shall have the meaning set forth in the Partnership Agreement.

“Day” means a calendar day; provided, however, that, if any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

“Dissolution Event” shall have the meaning set forth in Section 10.1(a).

“Enogex Delaware Predecessor” shall have the meaning set forth in the recitals above.

“Enogex Oklahoma Predecessor” shall have the meaning set forth in the recitals above.

“Enogex Operating” shall have the meaning set forth in the introductory paragraph.

“Existing Agreement” shall have the meaning set forth in the recitals above.

“Indemnitee” shall have the meaning set forth in Section 7.5(a).

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.

“Managing Member” means Enogex Operating or its successor, in its capacity as managing Member.

“Member” or “Members” means the Class A Member and Class B Member who execute a counterpart of this Agreement and each of the Persons who may hereafter become admitted as a Member.

“Membership Interest” means, with respect to any Member, (a) that Member’s limited liability company interest in the Company, including its share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company; (b) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) resulting from its ownership of a limited liability company interest in the Company; and (c) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) resulting from its ownership of a limited liability company interest in the Company, including any obligations to make Capital Contributions.

“Merger Agreement” shall have the meaning set forth in Section 11.1.

“OGE Energy” shall have the meaning set forth in the recitals above.

“OGE Enogex GP” shall have the meaning set forth in the recitals above.

“OGE Enogex Holdings” shall have the meaning set forth in the introductory paragraph.

“OGE Enogex Partners” shall have the meaning set forth in the recitals above.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of OGE Enogex Partners L.P., dated as of [                  ], 2008, as it may be amended or restated from time to time.

“Person” means a natural person, partnership (whether general or limited), limited liability company, governmental entity, trust, estate, association, corporation, venture, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Regulatory Allocations” shall have the meaning set forth in Section 5.1(b)(viii).

“Sharing Ratio” means, subject in each case to adjustments as determined by the Managing Member in accordance with this Agreement or in connection with dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A, and (b) in the case of Membership Interests issued pursuant to Section 3.3, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.

“Surviving Business Entity” shall have the meaning set forth in Section 11.2(b).

1.2           Construction.  Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (d) references to money refer to legal currency of the United States of America; (e) “including” means “including without limitation” and is a term of illustration and not of limitation; (f) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; and (g) it is the intent of the parties hereto that neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof.

ARTICLE 2.  ORGANIZATION

2.1           Name; Formation.  The name of the Company is: “Enogex LLC”.  The Company was originally organized as a Delaware corporation by the filing of a Certificate of Incorporation on November 21, 2007 with the Secretary of State of the State of Delaware.  The Company was converted into a limited liability company by the filing of the Certificates on April 1, 2008 with the Secretary of State of the State of Delaware under and pursuant to the Act and the execution of the Existing Agreement.  The Managing Member, and any Person designated by the Managing Member, shall be an “authorized person” of the Company within the meaning of the Act and shall continue as the designated “authorized person” of the Company within the meaning of the Act to execute, deliver and file any certificates or documents (and any amendments, restatements or corrections thereto) permitted or required to be filed with the Secretary of State of the State of Delaware.  The Company is a limited liability company under the Act governed by this Agreement and the Act.  The Company is a legal entity separate from the Members.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of the Members are different by any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2           Term.  The term of existence of the Company shall be perpetual, unless the Company is dissolved and terminated in accordance with the provisions of this Agreement or the Act.

2.3           Principal Place of Business, Office and Agent.  The Company’s principal place of business, which is also the mailing address and the office where the Company’s records are kept, is Enogex LLC, c/o OGE Enogex Partners L.P., 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 73105.  The registered office of the Company in the State of Delaware is the office of the registered agent of the Company in the State of Delaware.  The registered agent of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The Managing Member may change the registered agent in the State of Delaware or the principal place of business of the Company and may establish additional places of business or offices for maintenance of records.  The Managing Member shall amend the Certificates and this Section 2.3 to reflect each change in the identity or address of the registered agent in the State of Delaware.

2.4           Purpose of the Company; Business.  The purpose of the Company is to (a) carry on any business permitted by the Act and (b) perform all things necessary or incidental to or connected with or growing out of those activities in accordance with this Agreement.

2.5           Powers of the Company.  Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4.

2.6           Fictitious Business Name Statement; Other Certificates.  The Managing Member or the officers of the Company may, from time to time, register the Company as a foreign limited liability company and file fictitious or trade name statements, certificates or similar filings in those jurisdictions and offices as the Managing Member considers necessary or appropriate.  The Company may do business under any fictitious business names approved by the Managing Member.  The Managing Member or officers of the Company will, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation or other certificates as the Managing Member or any of the officers reasonably considers necessary or appropriate under the Act, as an authorized person of the Company within the meaning of the Act, or under the Laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Members.  At the request of the Managing Member or officers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate for the furtherance of the purposes set forth in this Section 2.6.

2.7           No Partnership Intended.  The Members intend that the Company shall not be a partnership (including a general or limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into by the Company or any Member shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE 3.  MATTERS RELATING TO MEMBERS

3.1           Class of Membership Interests.  As of the date hereof, the Company shall have two classes of Membership Interests: (a) Class A Membership Interests and (b) Class B Membership Interests, which shall be the sole limited liability company interests issued and outstanding on the date hereof.  Except as otherwise specifically provided herein, Class B Membership Interests will not entitle the Class B Members to have, and Class B Members, in their capacities as such, shall not have (except as otherwise specifically provided herein), any voting, consent or approval rights whatsoever with respect to the Company, whether arising under the Act, at law, in equity or otherwise.  Upon its execution of this Agreement, (i) the Class A Member is hereby issued all of the Class A Membership Interests, and (ii) the Class B Member is hereby issued all of the Class B Membership Interests.  Such Class A Membership Interests and Class B Membership Interests are fully paid and non-assessable limited liability company interests in the Company, except as otherwise provided in Sections 18-607 and 18-804 of the Act.

3.2           Names, Addresses and Sharing Ratios.  The name, residence, business or mailing addresses and Sharing Ratio of each Member are set forth on Exhibit A.  Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time in accordance with the terms of this Agreement.  Each Person listed on Exhibit A shall, upon his, her or its execution of this Agreement or counterpart thereto, be admitted to the Company as a Member of the Company.

3.3           Creation of Additional Membership Interest.  The Company may issue additional Membership Interests in the Company only upon the approval or consent of all Members and the board of directors of OGE Enogex GP.

3.4           Certificates for Membership Interests.  Membership Interests may, but need not, be represented by a Certificate of Membership.  The exact contents of a Certificate of Membership, if any, shall be determined by the Managing Member.

3.5           Loans and Capital Contributions by Members.  No Member, as such, shall be required to lend any funds to the Company or to make any contribution of capital to the Company, except as otherwise required by applicable Law, this Agreement or any other written agreement between such Member and the Company explicitly requiring the making of capital contributions.  Any Member may, with the approval of the Conflicts Committee, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.  Such loans shall be on such terms as shall be specified and agreed to by the Member making such loans and as shall be approved by the Conflicts Committee.

3.6           No Liability of Members.

(a)           No Liability.  The Members shall not be required to perform any act on behalf of the Company, incur any expense, obligation or indebtedness of any nature on behalf of the Company, or in any manner participate in the management of the Company, except as specifically contemplated hereunder.  Except as otherwise required by applicable Law, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

(b)           Distributions.  In accordance with the Act and the Laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member.  It is the intent of the Members that no distribution to any Member pursuant to Article 5 hereof shall be deemed a return of money or other property paid or distributed in violation of the Act.  The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

ARTICLE 4.  CAPITAL CONTRIBUTIONS

4.1           Initial Capital Contributions.

(a)           The amount of money and the fair market value (as of the date of contribution) of any property (other than money) contributed to the Company by a Member shall constitute a Capital Contribution.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

(b)           Enogex Operating or its predecessor in interest has made certain Capital Contributions on or prior to the date hereof.

(c)           OGE Enogex Holdings or its predecessor in interest has made certain Capital Contributions on or prior to the date hereof.

(d)           No Member shall be required to make any additional Capital Contributions.

4.2           Return of Contributions.  Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.  No Member will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

4.3           Capital Accounts.

(a)           A capital account shall be established and maintained for each Member.  Each Member’s capital account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (C) allocations to that Member of Company income and gain (or items of income and gain), including income and gain exempt from tax and income and gain described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of property to that Member by the Company (net of liabilities secured by the distributed property or to which the property is subject that the Member is considered to assume or take subject to under section 752 of the Code), (C) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (D) allocations of Company loss and deduction (or items of loss and deduction), including loss and deduction described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding items described in clause (ii)(C) above and loss or deduction described in Treas. Reg. § 1.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii).  The Members’ capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. §§ 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. § 1.704-1(b)(2)(iv)(g).  A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired.

(b)           Except as expressly provided herein, none of the Members shall have any obligation to the Company or to any other Member to restore any negative balance in its capital account.  None of the Members may withdraw capital or receive any distributions except as specifically provided in this Agreement.  No interest shall be paid by the Company on any Capital Contributions except as specifically provided in this Agreement.

(c)           If any Membership Interest is transferred in accordance with this Agreement, the transferee or other recipient of all or any portion of such Membership Interest shall succeed to the capital account of the transferor to the extent such capital account relates to the Membership Interest or a portion thereof so transferred.

(d)           Any Member that resigns or withdraws from the Company without the prior approval of all other Members shall forfeit such Member’s interest in its capital account, and the balance of such capital account shall be allocated to the remaining Members in accordance with their Sharing Ratios calculated after taking into account the removal of the resigning or withdrawing Member.

ARTICLE 5.  ALLOCATIONS AND DISTRIBUTIONS

5.1                                 Allocations.

(a)                                  Except as otherwise set forth in Section 5.1(b), for purposes of maintaining the capital accounts and in determining the rights of the Members among themselves, all items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

(b)                                 The following special allocations shall be made prior to making any allocations provided for in 5.1(a) above:

(i)                                     Minimum Gain Chargeback.  Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain (as generally defined under Treas. Reg. § 1.704-1 or § 1.704-2) for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this subsection 5.1(b)(i)), then items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treas. Reg. § 1.704-2(g)(2)).  It is the intent of the Members that any allocation pursuant to this subsection 5.1(b)(i) shall constitute a “minimum gain chargeback” under Treas. Reg. § 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                                  Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except subsection 5.1(b)(i), if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as generally defined under Treas. Reg. § 1.704-1 or § 1.704-2), during any taxable year, any Member who has a share of the Member Nonrecourse Debt Minimum Gain shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined in the manner required by Treas. Reg. § 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Member Nonrecourse Debt Minimum Gain.

(iii)                               Qualified Income Offset. Except as provided in subsection 5.1(b)(i) and (ii) hereof, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the deficit balance, if any, in its adjusted capital account created by such adjustments, allocations or distributions as quickly as possible.

(iv)                              Gross Income Allocations.  In the event any Member has a deficit balance in its adjusted capital account at the end of any Company taxable period in excess of the amount such Member is obligated to restore pursuant to this Agreement and the amount such Member is deemed obligated to restore pursuant to Treas. Reg. Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this subsection 5.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its adjusted capital account after all other allocations provided in this Section 5.1 have been tentatively made as if subsection 5.1(b)(iv) were not in this Agreement.

(v)                                 Company Nonrecourse Deductions. Company Nonrecourse Deductions (as determined under Treas. Reg. Section 1.704-2(c)) for any fiscal year shall be allocated among the Members in proportion to their Membership Interests.

(vi)                              Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions (as defined under Treas. Reg. Section 1.704-2(i)(2)) shall be allocated pursuant to Treas. Reg. Section 1.704-2(i) to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which it is attributable.

(vii)                           Code Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to sections 734(b) or 743(b) of the Code is required, pursuant to the Allocation Regulations, to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to the Allocation Regulations.

(viii)                        Curative Allocation. The special allocations set forth in subsections 5.1(b)(i)-(vi) (the “Regulatory Allocations”) are intended to comply with the Allocation Regulations. Notwithstanding any other provisions of this Section 5.1, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members such that, to the extent possible, the net amount of allocations of such items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

(c)                                  For federal income tax purposes, except as otherwise required by the Code, the Allocation Regulations or the following sentence, each item of Company income, gain, loss, deduction and credit shall be allocated among the Members in the same manner as corresponding items are allocated in Section 5.1(a).  Notwithstanding any provisions contained herein to the contrary, solely for federal income tax purposes, items of income, depreciation, gain or loss with respect to property contributed or deemed contributed to the Company by a Member or whose value is adjusted pursuant to the Allocation Regulations shall be allocated among the Members so as to take into account the variation between the Company’s tax basis in such property and its Carrying Value in the manner provided under section 704(c) of the Code and Treas. Reg. § 1.704-3(d) (i.e. the “remedial method”).

5.2                                 Distributions.

(a)                                  At least once each fiscal quarter prior to the dissolution of the Company under Article 10, the Managing Member shall determine in its reasonable judgment to what extent (if any) the Company’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions and a reasonable contingency reserve.  Except as otherwise set forth in this Section 5.2, if such an excess exists, the Managing Member shall cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess.

(b)                                 From time to time the Managing Member also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. § 1.704-1(b)(2)(iv)(f).

(c)                                  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE 6.  RIGHTS AND OBLIGATIONS OF MEMBERS

6.1                                 Meetings of Members; Written Consents.

(a)                                  Meetings of the Members may be called by the Managing Member or at the request of Class A Members holding a majority of the Class A Membership Interests.  The Managing Member may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members.  If no designation is made, the place of meeting will be the Company’s principal place of business.

(b)                                 At meetings of the Members, Class A Members who hold Class A Membership Interests will be entitled to vote on any and all matters submitted to a vote of the Members, except as specifically provided herein or where otherwise required by the Act.  Except as otherwise expressly provided in this Agreement, a vote of Members owning a majority of the Membership Interests entitled to vote shall be required for any action to be taken or adopted by the Members.

(c)                                  Any Member may participate in a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time or in sequence, and participation in a meeting pursuant to this provision shall constitute presence in person at the meeting.

(d)                                 Any action required or permitted to be taken at a meeting may be taken without a meeting if a consent, in writing, setting forth the action so taken will be signed by the Members required to approve such action.

6.2                                 Priority and Return of Capital.  Except as may be provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.

6.3                                 Competition.  Except as otherwise expressly provided in this Agreement, each Member may engage in or possess an interest in any other business venture or ventures, including any activity that is competitive with the Company without offering any such opportunity to the Company, and neither the Company nor any other Member shall have any rights in or to such venture or ventures or activity or the income or profits derived therefrom.

6.4                                 Admission of Additional Members.  The Company shall not admit additional Members without the prior written consent of all of the Members and the board of directors of OGE Enogex GP.

ARTICLE 7.  MANAGEMENT AND CONTROL

7.1                                 Delegation to Managing Member.  Except as may be otherwise specifically provided in this Agreement or the Act, the Members agree that they shall act solely through the mechanisms provided herein relating to the appointment and authority of the Managing Member.  Except as otherwise expressly provided in this Agreement, no Member, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

7.2                                 Authority of the Managing Member.

(a)                                  Except as expressly provided herein, the Managing Member has all power and authority to manage, and direct the management of, the business and affairs of the Company.  Approval by or action taken by the Managing Member constitutes approval or action by the Company and is binding on each Member.

(b)                                 Subject to the limitations imposed by the Act and this Agreement, the Managing Member has the power to conduct, manage and control both the ordinary business of the Company and extraordinary transactions including without limitation the power to:

(i)                                     approve the acquisition, disposition, purchase, sale, exchange or liquidation of the assets or property of the Company;

(ii)                                  authorize any distribution to Members;

(iii)                               change the fiscal year of the Company or make or modify any tax elections as the Managing Member believes to be in the best interests of the Company and the Members;

(iv)                              possess, transfer or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, securities or other property held or owned by the Company, including but not limited to conducting and managing the operations of the subsidiaries of the Company;

(v)                                 approve any change of the location of the principal place of business of the Company;

(vi)                              open, conduct and close checking, savings, custodial and other accounts on behalf of the Company in such banks or other financial institutions as the Managing Member may select from time to time;

(vii)                           negotiate, enter into, execute and exercise the Company’s rights under any and all contracts necessary, desirable or convenient with respect to the business and affairs of the Company;

(viii)                        execute any notifications, statements, reports, returns, registrations or other filings that are necessary or desirable to be filed with any local, state or federal agency, commission or authority, including without limitation any registration of securities with any state or federal securities commission, and appear before such agency, commission or authority on behalf of the Company;

(ix)                                purchase or bear the cost of any insurance covering the potential liabilities of the Company, the Members, the Managing Member or any officer or employee of the Company, and any other Person acting on behalf of the Company;

(x)                                   commence, defend or settle litigation pertaining to the Company, its business or assets, provided that the Company is not to bear the expenses of any litigation brought against any Member or the Managing Member acting in that capacity, any officer or employee of the Company or any other Person acting on behalf of the Company except as permitted by this Agreement;

(xi)                                employ accountants, attorneys, contractors, brokers, investment managers, engineers, consultants, agents or other Persons, firms, corporations or entities on such terms and for such compensation as it determines is proper, including without limitation Persons who may be Members or Affiliates, or who perform services for, or have business, financial, family or other relationships with, any Member, the Managing Member or any officer or employee of the Company; and

(xii)                             enter into, make, perform and terminate such contracts, agreements and other undertakings as the Managing Member may determine to be necessary, advisable or incidental to the carrying out of the foregoing objects and purposes, and execute, acknowledge and deliver such instruments, and do such other acts, as it may deem necessary, advisable or incidental to the conduct of the business contemplated by this Section 7.2(b).

(c)                                  Approval Required for Certain Actions.  Notwithstanding anything to the contrary set forth in this Section 7.2, the Managing Member shall not cause the Company to, and the Company shall not, take any of the following actions without the approval or consent of the board of directors of OGE Enogex GP:

(i)                                     effecting any merger, consolidation or conversion or other change in limited liability structure involving the Company;

(ii)                                  effecting any sale or exchange of all or substantially all of the Company’s assets;

(iii)                               to the fullest extent permitted by law, dissolving or liquidating the Company;

(iv)                              creating or causing to exist any consensual restriction on the ability of the Company or its subsidiaries to make distributions, pay any indebtedness, make loans or advances or transfer assets to its Members;

(v)                                 settling or compromising any claim, dispute or litigation directly against, or otherwise relating to indemnification by the Company of, any of the directors or officers of OGE Enogex GP; or

(vi)                              issuing additional Membership Interests.

(d)                                 Conflicts Committee Approval.  Without the approval or consent of the Conflicts Committee:

(i)                                     the Members may not amend this Agreement; and

(ii)                                  no agreement with respect to the purchase or other acquisition by OGE Enogex Partners, its subsidiaries or any Person controlled by OGE Enogex Partners of any Class B Membership Interests shall be executed or delivered by or on behalf of the Company.

7.3                                 Officers.

(a)                                  The Company may have such officers as are appointed or elected, from time to time, by the Managing Member.  The officers shall not be “managers” of the Company within the meaning of the Act.

(b)                                 Any such officers of the Company shall have the authority, responsibilities and duties as are customary for officers holding similar positions with respect to businesses conducted in corporate form and such additional authority, responsibilities and duties as the Managing Member may delegate, from time to time, to the officers.  From time to time, the Managing Member may establish, increase, reduce or otherwise modify responsibilities for the officers or may create or eliminate offices as the Managing Member considers appropriate.  Any number of the offices may be held by the same Person.  Each officer will hold office until his or her successor is appointed or elected or until his or her earlier resignation or removal.  Any officer may be removed at any time by the Managing Member, and any officer may resign at any time upon written notice to the Managing Member.  In addition to obligations imposed by other provisions of this Agreement, each officer will devote to the Company such time as is reasonably necessary to carry out the business of the Company in order to accomplish its purposes.

(c)                                  The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the officers and other Persons.

(d)                                 Solely for purposes of the execution and delivery of contracts, agreements and other documents to be entered into by the Company in connection with its obtaining title to or ownership or possession of real property, such officers shall be deemed “managers” of the Company that may execute and deliver such documents on behalf of the Company; provided, however, that such officers shall not be “managers” of the Company within the meaning of Section 18-101(10) of the Act.

7.4                                 Duties of Officers.  Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Members by the officers of the Company shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law and its stockholders by its officers.

7.5                                 Indemnification.

(a)                                  To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each Indemnitee (as defined below) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Person’s status as (i) the Managing Member, (ii) a present or former Member, (iii) a present or former officer of the Company, or (iv) a Person serving at the request of the Company in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), provided, that the Person described in the immediately preceding clauses (i), (ii), (iii) or (iv) (“Indemnitee”) shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.5, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  Any indemnification pursuant to this Section 7.5 shall be made only out of the assets of the Company.

(b)                                 To the fullest extent permitted by Law, expenses (including reasonable attorney’s fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.5(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.5.

(c)                                  The indemnification provided by this Section 7.5 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)                                 The Company may purchase and maintain, or reimburse Affiliates for the cost of purchasing and maintaining, insurance, on behalf of the Managing Member, the officers and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 7.5, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute “fines” within the meaning of Section 7.5(a); and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(f)                                    In no event may an Indemnitee subject any Members of the Company to personal liability by reason of the indemnification provisions of this Agreement.

(g)                                 An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 7.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 7.5 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(j)                                     THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 7.5 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

7.6                                 Liability of Indemnitees.

(a)                                  Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, the Managing Member or any other Person for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered in a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)                                 Subject to its obligations and duties as set forth in this Article 7, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company’s officers or agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such officer or agent appointed by the Managing Member in good faith.

(c)                                  Any amendment, modification or repeal of this Section 7.6 shall be prospective only and shall not in any way affect the limitations on liability under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

ARTICLE 8.  ACCOUNTING METHOD, PERIOD, RECORDS, REPORTS
AND BANK ACCOUNTS

8.1                                 Accounting Method.  The books and records of account of the Company shall be maintained in accordance with the accrual method of accounting.

8.2                                 Accounting Period.   The Company’s accounting period shall be the fiscal year.

8.3                                 Books and Records.  At the expense of the Company, the Managing Member shall maintain or cause to be maintained complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Members and any other books and records that are required to be maintained by applicable Law.

8.4                                 Reports.  The Managing Member shall cause to be prepared and delivered to each Member such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time.

8.5                                 Inspection.  The books and records of account of the Company shall be maintained at the principal place of business of the Company or such other location as shall be determined by the Managing Member and shall be open to inspection by the Members at all reasonable times during any Business Day.

8.6                                 Bank Accounts.  Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Managing Member.  All withdrawals from any such depository shall be made only as authorized by the Managing Member and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE 9.  TAX MATTERS

9.1                                 Tax Returns.  The Managing Member shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.2.  Each Member shall furnish to the Managing Member all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.

9.2                                 Tax Elections.

(a)                                  The Company shall make the following elections on the appropriate tax returns:

(i)                                     to adopt a fiscal year ending on December 31 of each year;

(ii)                                  to adopt the accrual method of accounting and to keep the Company’s books and records on the income-tax method;

(iii)                               to adjust the basis of Company properties pursuant to section 754 of the Code; and

(iv)                              any other election the Managing Member may deem appropriate and in the best interests of the Members.

(b)                                 Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law.

9.3                                 Tax Matters Partner.  Enogex Operating shall be the “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code.  The tax matters partner shall take such action as may be necessary to cause each Member to become a “notice partner” within the meaning of section 6223 of the Code.  The tax matters partner shall inform each Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice on or before the fifth Business Day after becoming aware of the matter and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

ARTICLE 10.   DISSOLUTION, WINDING UP AND TERMINATION

10.1        Dissolution.

(a)                                  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i)                                     the unanimous written consent of all of the Members and approval or consent of the board of directors of OGE Enogex GP;

(ii)                                  the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

(iii)                               at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

(b)                                 No other event shall cause a dissolution of the Company.

(c)                                  Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by Law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 Days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

(d)                                 Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

10.2                         Winding-Up and Termination.

(a)                                  On the occurrence of a Dissolution Event, the Managing Member shall select one or more Persons to act as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company with all of the power and authority of the Managing Member.  The steps to be accomplished by the liquidator are as follows:

(i)                                     as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(ii)                                  the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine); and

(iii)                               all remaining assets of the Company shall be distributed to the Members as follows: (A) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members; (B) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and (C) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 Days after the date of the liquidation).

(b)                                 The distribution of cash or property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its share of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act.  No Member shall be required to make any Capital Contribution to the Company to enable the Company to make the distributions described in this Section 10.2.

(c)                                  On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE 11.  MERGER

11.1                           Authority.  The Company may merge or consolidate with one or more “other business entities” (as defined in Section 18-209(a) of the Act), pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article 11.

11.2                           Procedure for Merger or Consolidation.  The merger or consolidation of the Company pursuant to this Article 12 requires the prior approval or consent of Class A Members holding a majority of the Class A Membership Interests and the board of directors of OGE Enogex GP.  Upon such approval, the Merger Agreement shall set forth:

(a)                                  the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)                                 the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (“Surviving Business Entity”);

(c)                                  the terms and conditions of the proposed merger or consolidation;

(d)                                 the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or rights or securities of, or interests in, the Surviving Business Entity; and (i) if any general or limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or rights or securities of, or interests in, the Surviving Business Entity, the cash, property or rights or securities of, or interests in, any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive, if any, in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or rights or securities of, or interests in, the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered, if any;

(e)                                  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles or certificate of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)                                    the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 11.3 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and

(g)                                 such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managing Member or the board of directors of OGE Enogex GP.

11.3                         Certificate of Merger or Consolidation.  Upon the required approval by the Class A Members of a Merger Agreement and the board of directors of OGE Enogex GP, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

11.4                         Effect of Merger or Consolidation.

(a)                                  At the effective time of the merger or consolidation:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 A merger or consolidation effected pursuant to this Article 12 shall not require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article 11 of this Agreement or under the applicable provisions of the Act.

ARTICLE 12.  GENERAL PROVISIONS

12.1                           Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day.  All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member as that Member may specify by notice to the other Members.  Any notice, request or consent to the Company must be given to the Managing Member. Whenever any notice is required to be given by applicable Law, the Certificates or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Whenever any notice is required to be given by Law, the Certificates or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.2                           Entire Agreement; Supersedure.  This Agreement constitutes the entire agreement of the Members and their respective Affiliates relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to such subject matter, whether oral or written.

12.3                           Effect of Waiver or Consent.  Except as provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Except as provided in this Agreement, to the fullest extent permitted by law, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

12.4                           Amendment or Restatement.  This Agreement may be amended or restated only by a written instrument executed by Members holding at least 80% of the Membership Interests and the approval or consent of the Conflicts Committee.

12.5                           Binding Effect.  This Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

12.6                           Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.  If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed varied or superseded if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law, and (b) the Members or the Managing Member (as the case may be) shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

12.7                           Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

12.8                           Offset.  Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company may be deducted from that sum before payment.

12.9                           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

12.10                     Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

OGE ENOGEX HOLDINGS LLC, a Delaware limited liability company	ENOGEX OPERATING LLC, a Delaware limited liability company

By: OGE Energy Corp., its sole member	By:	OGE Enogex Partners L.P., its sole member

By:	By:	OGE Enogex GP, LLC, its general
Name:		partner
Title:

By:
Name:
Title:

EXHIBIT A

Sharing Ratios

Member	Sharing Ratio

OGE Enogex Holdings LLC c/o OGE Energy Corp. 321 North Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101	75%

Enogex Operating LLC c/o OGE Enogex Partners L.P. 600 Central Park Two, 515 Central Park Drive Oklahoma City, Oklahoma 73105	25%